 As filed with the Securities and Exchange Commission on March     , 2000
                                                               ---

                                                   Registration No. 333 -
                                                                         -------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                -----------------

                      ELECTRONIC TELE-COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                     WISCONSIN                                39-1357760
          (State or other jurisdiction of                    (I.R.S. Employer
          incorporation or organization)                     Identification No.)

            1915 MACARTHUR ROAD
            WAUKESHA, WISCONSIN                                    53188
    (Address of Principal Executive Offices)                     (Zip Code)
                                       ------------------------

                      ELECTRONIC TELE-COMMUNICATIONS, INC.
                       1999 NONQUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)
                             ----------------------

         DEAN W. DANNER                                  Copy to:
 President and Chief Executive Officer            CONRAD G. GOODKIND, ESQ.
 Electronic Tele-Communications, Inc.               Quarles & Brady LLP
        1915 MacArthur Road                      411 East Wisconsin Avenue
     Waukesha, Wisconsin 53188                   Milwaukee, Wisconsin 53202
                     (Name and address of agent for service)

                                 (262) 542-5600
          (Telephone number, including area code, of agent for service)
                           --------------------------

                                           CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                               Proposed              Proposed
                                          Amount to be     maximum offering      maximum aggregate              Amount of
 Title of Securities to be registered      registered     price per share (1)     offering price             registration fee

----------------------------------------------------------------------------------------------------------------------------------
         Class A Common Stock,             175,000(1)           (2)(3)              $678,125(2)                  $135.63
       $.01 par value per share
----------------------------------------------------------------------------------------------------------------------------------


     (1) The Plan provides for the possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain capital or other changes affecting the Registrant's Class A Common Stock. This Registration Statement, therefore, covers, in addition to the above-stated 175,000 shares, an indeterminate number of shares that may become subject to the Plan by reason of such adjustment.

     (2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The proposed maximum offering price is based upon a market price of $3.875 per share, which is the average of the bid and asked price of the Registrant's Common Stock on March 23, 2000, as reported in the over-the counter-market.

     (3) In accordance with the terms of the Plan, the actual offering price of each share of the Registrant's Class A Common Stock covered by an option shall be 100% of the Fair Market Value of such stock on the date the option is granted.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Electronic Tele-Communications, Inc. (the "Registrant")(Commission File No. 0-13981) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange of 1934 (the "1934 Act") are incorporated herein by reference:

         (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (b) the Registrant's Quarterly Reports for the quarterly periods ended March 31, 1999, June 30, 1999, and September 30, 1999; and

         (c) the description of the Registrant's Class A Common Stock contained in its Registration Statement on Form S-8 filed on August 25, 1989, and any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.  See Item 3(c) above.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The legality of the sale of the securities registered hereunder will be passed on for the Registrant by Quarles & Brady LLP, the Registrant's legal counsel. Peter J. Lettenberger, a Director of the Registrant, is a partner of Quarles & Brady LLP.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant is incorporated under the Wisconsin Business Corporation Law ("WBCL").

     Under Section 180.0851(1) of the WBCL, the Registrant is required to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if such person was a party because he or she was a director or officer of the Registrant. In all other cases, the Registrant is required by Section 180.0851(2) of the WBCL to indemnify a director or officer against liability incurred in a proceeding to which such person was a party because he or she was an officer or director of the Registrant, unless it is determined that he or she breached or failed to perform a duty owed to the Registrant and the breach or failure to perform constitutes:

- a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

- a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

- a transaction from which the director or officer derived an improper personal profit; or

-                 willful misconduct.

Section 180.0858 of the WBCL provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's Articles of Incorporation, Bylaws, any written agreement between the director or officer and the Registrant or a resolution of the Board of Directors or shareholders.

     Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to
180.0858 of the WBCL for any liability incurred in connection with a proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

     Section 180.0828 of the WBCL provides that, with certain exceptions, a director is not liable to a corporation, its shareholders, or any person asserting rights on behalf of the corporation or its shareholders, for damages, settlements, fees, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes any of the four exceptions to mandatory indemnification under Section 180.0851(2) referred to above.

     Article IX of the Registrant's Bylaws generally provides that the Company shall indemnify any officer or director acting in such capacity if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Directors and officers of the Registrant are covered by directors' and officers' liability insurance under which they are insured (subject to certain exceptions and limitations specified in the policy) against expenses and liabilities arising out of proceedings to which they are parties by reason of being of having been directors or officers.

     Under Section 180.0833 of the WBCL, directors of the Registrant against whom claims are asserted with respect to the declaration of an improper dividend or distribution to shareholders or certain other improper acts which they approved are entitled to contribution from other directors who approved such actions and from shareholders who knowingly accepted an improper dividend or distribution, as provided therein.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

     See the Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS.

         (a)    The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)   To include any  prospectus  required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;


                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Reference is made to the indemnification provisions described in
Item 6 of this Registration Statement.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Waukesha, State of Wisconsin, on March 24 , 2000.


                                           ELECTRONIC TELE-COMMUNICATIONS, INC.


                                       By:  /s/ Dean W. Danner
                                          -------------------------------------
                                                                 Dean W. Danner
                                          President and Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dean W. Danner and Jeffrey M. Nigl, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                                   Title                                                  Date
---------                                   -----                                                  ----

 /s/ Dean W. Danner                         President, Chief Executive Officer and Director        March 24, 2000
--------------------------------------
Dean W. Danner                              (Principal Executive Officer)

 /s/ Jeffrey M. Nigl                        Vice President, Treasurer and Chief Financial Officer  March 24, 2000
------------------------------------
Jeffrey M. Nigl                             (Principal Financial and Accounting Officer)

 /s/ Bonita M. Danner                       Vice President Engineering and Director                March 24, 2000
------------------------------------
Bonita M. Danner



 /s/ Hazel Danner                           Secretary and Director                                 March 24, 2000
-----------------------------------
Hazel Danner

 /s/ George W. Danner                       Director                                               March 24, 2000
-----------------------------------
George W. Danner

                                            Director                                                       , 2000
-----------------------------------                                                                --------
Joanne B. Huelsman

                                            Director                                                       , 2000
-----------------------------------                                                                --------
A. William Huelsman

 /s/ Peter J. Lettenberger                  Director                                               March 24, 2000
-----------------------------------
Peter J. Lettenberger

                                            Director                                                       , 2000
-----------------------------------                                                                --------
Richard A. Gabriel

                      ELECTRONIC TELE-COMMUNICATIONS, INC.
                               (THE "REGISTRANT")
                          (COMMISSION FILE NO. 0-13981)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT



   Exhibit                                                             Incorporated Herein              Filed
   Number                        Description                             By Reference To               Herewith
   ------                        -----------                             ---------------               --------

4.1            Restated Articles of Incorporation of the        Restated Articles of
               Registrant                                       Incorporation filed as Exhibit
                                                                3.1 to Form S-1 (No. 2-99175)
                                                                filed on July 24, 1985 ("Form S-1")

4.2            Bylaws of the Registrant                                                                   X
5              Opinion of Quarles & Brady LLP                                                             X
23.1           Consent of Independent Accountants                                                         X
23.2           Consent of Quarles & Brady LLP                                                      Contained in
                                                                                                   opinion filed
                                                                                                   as Exhibit 5

24             Powers of Attorney                                                                  Signatures page
                                                                                                   to this
                                                                                                   Registration
                                                                                                   Statement

99             Electronic Tele-Communications, Inc. 1999                                                  X
               Nonqualified Stock Option Plan





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